UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2016
Mid-Con Energy Partners, LP
(Exact name of registrant as specified in its charter)
Delaware    001-35374    45-2842469
(State or other jurisdiction    (Commission    (IRS Employer
of incorporation)    File Number)    Identification No.)

2431 East 61st Street, Suite 850
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918) 743-7575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 11, 2016, Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), completed its previously announced private placement (the “Private Placement”) of $25 million aggregate principal amount of the Partnership’s Class A Convertible Preferred Units (the “Preferred Units”) pursuant to that certain Class A Convertible Preferred Unit Purchase Agreement, dated July 31, 2016 (the “Purchase Agreement”), by and among the Partnership and each of the purchasers named on Schedule A thereto (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers acquired the Preferred Units at a price of $2.15 per Preferred Unit (the “Unit Purchase Price”).
As permitted by the terms of the Purchase Agreement, prior to the closing date of the Private Placement (the “Closing Date”), Mid-Con Energy III, LLC, a Delaware limited liability company and an affiliate of Mid-Con Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), was joined as a Purchaser under the Purchase Agreement. Pursuant to the Purchase Agreement, Mid-Con III acquired $2 million of the Preferred Units issued in the Private Placement; such Preferred Units were purchased on the same terms and subject to the same conditions as the Preferred Units purchased by the other Purchasers.
The Partnership used net proceeds from the Private Placement to fund its previously announced acquisition of certain oil and natural gas properties located in Nolan County, Texas, and excess net proceeds will be used for general partnership purposes, including repayment of borrowings outstanding under the Partnership’s revolving credit facility.
The description of the Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2016.
Registration Rights Agreement
On August 11, 2016, in connection with the closing of the Private Placement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Partnership and the Purchasers.
Pursuant to the Registration Rights Agreement, within 90 days of the Closing Date, the Partnership is required to prepare and file a registration statement (the “Registration Statement”) to permit the public resale of the Common Units issued or issuable upon conversion of the Preferred Units, including any Common Units issued or issuable upon conversion of any PIK Units (as defined in the Partnership Agreement Amendment (as defined in Item 5.03 hereof)). The Partnership is also required to use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 180 days after the Closing Date. In addition, the Registration Rights Agreement grants the Purchasers demand and piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the Purchasers and, in certain circumstances, to third parties.
The description of the Registration Rights Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.
Credit Agreement Amendment
On August 11, 2016, in connection with the Acquisition and the Private Placement, the Partnership and its lenders entered into Amendment No. 10 to that certain Credit Agreement, dated as of December 20, 2011, among Mid-Con Properties, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders party thereto (the “Credit Agreement Amendment”).
Among other changes, the Credit Agreement Amendment increased the conforming borrowing base of the Partnership’s senior secured revolving credit facility to $140 million, modified the definition of “Indebtedness” to exclude the Preferred Units and modified the limitations on restricted payments to specifically provide for the payment of cash distributions on the Preferred Units. Pro forma for net proceeds from the Acquisition and the Private Placement, debt outstanding under the credit facility will be approximately $133 million. The Partnership’s next regularly scheduled bi-annual redetermination is expected to occur on or about November 1, 2016.
The description of the Credit Agreement Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets
On August 11, 2016, Mid-Con Energy Properties, LLC, a wholly-owned subsidiary of the Partnership (“Mid-Con Properties”), closed its previously announced acquisition of certain oil and natural gas properties located in Nolan County, Texas pursuant to that certain Purchase and Sale Agreement, dated as of July 28, 2016 (the “Purchase and Sale Agreement”), by and among Mid-Con Properties, as purchaser, and Walter Exploration Company, JMW LTD, and Wildcat Properties L.P., as sellers, for an aggregate purchase price of approximately $19.5 million, subject to post-closing adjustments (the “Acquisition”). As described in Item 1.01 hereof, the Acquisition was funded using net proceeds from the Private Placement, including net proceeds received from the sale of Preferred Units to Mid-Con III, an affiliate of the General Partner.
The description of the Purchase and Sale Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which is filed as Exhibit 10.8 to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, filed with the Securities and Exchange Commission on August 4, 2016.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information regarding the Credit Agreement Amendment set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities
On August 11, 2016, the Partnership completed its Private Placement of 11,627,906 Preferred Units for an aggregate offering price of $25 million. Pursuant to the Purchase Agreement, the Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The terms of the Preferred Units, and the Common Units issuable upon conversion thereof, are set forth in the Partnership Agreement Amendment.
At any time during the period beginning on February 11, 2017 and ending immediately prior to the first to occur of (i) the fifth anniversary of the Closing Date or (ii) the effective date of a Change of Control (as defined in the Partnership Agreement Amendment), each holder of Preferred Units (a “Holder”) shall have the right, subject to certain conditions, to convert all or any portion of such Holder’s Preferred Units into common units representing limited partner interests in the Partnership (“Common Units”) on a one-for-one basis, subject to adjustment for splits, reverse splits, subdivisions, combinations and reclassifications.
Upon a Change of Control, each Holder shall have the right, at its election, to either (i) if the Partnership is the surviving entity of such Change of Control, continue to hold Preferred Units; or (ii) convert all or any portion of the Preferred Units held by such Holder into Common Units on a one-for-one basis, subject to adjustment for splits, reverse splits, subdivisions, combinations and reclassifications. If any Preferred Units remain outstanding following a Change of Control in which the Partnership is not the surviving entity, then immediately following effectiveness of such Change of Control, the Partnership shall redeem in cash all, but not less than all, of the outstanding Preferred Units at a price per Preferred Unit equal to the Unit Purchase Price multiplied by the change of control redemption multiple then in effect.
On the fifth anniversary of the Closing Date, each Holder shall have the right to cause the Partnership to redeem all or any portion of such Holder’s outstanding Preferred Units for cash at the Unit Purchase Price, and any remaining Preferred Units will thereafter be converted to Common Units on a one-for-one basis, subject to adjustment for splits, reverse splits, subdivisions, combinations and reclassifications.
Upon any conversion or redemption of Preferred Units, the Partnership shall pay any accrued but unpaid and accumulated distributions on such Preferred Units in cash.
The description of the Preferred Units contained in this Item 3.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein. The information regarding the Preferred Units set forth in Item 5.03 of this Current Report is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders
As described in the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by the Partnership Agreement Amendment (the “Amended Partnership Agreement”), the Preferred Units entitle the Holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership.
If the Partnership fails to pay any Preferred Unit distribution in full on the applicable payment date, then the Partnership shall not be permitted to, and shall not, declare or make any distributions in respect of any Junior Securities (as defined in the Partnership Agreement Amendment), including Common Units, or Parity Securities (as defined in the Partnership Agreement Amendment), other than distributions on the Preferred Units, until such time as all accrued and unpaid Preferred Unit distributions have been paid in full in cash. The Preferred Units also rank senior to the Junior Securities, including the Common Units, in respect of liquidation. Upon liquidation of the Partnership, each Preferred Unit Holder shall be entitled to receive, in respect of each Preferred Unit then-owned, a liquidation preference equal to the sum of the Unit Purchase Price (subject to adjustments for any stock splits, combinations or recapitalization with respect to the Preferred Units), plus all accrued but unpaid and accumulated distributions, if any, on such Preferred Unit to, but not including, the liquidation date.
The description of the Preferred Units contained in this Item 3.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein. The information regarding the Preferred Units set forth in Items 1.01, 3.02 and 5.03 hereof is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Partnership Agreement Amendment
On August 11, 2016, in connection with the closing of the Private Placement, the General Partner executed the First Amendment to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement Amendment”), setting forth the terms of the Preferred Units and the preferences, rights, powers and duties of the Holders. The Partnership Agreement Amendment is effective as of August 11, 2016.
The Partnership will pay Holders a cumulative, quarterly distribution in cash at an annual rate of 8.00% or, under certain circumstances, in additional Preferred Units at an annual rate of 10.00%. The Preferred Units rank senior to the Common Units, with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up, in each case, as described in Item 3.03 hereof. As described in Item 3.02 hereof, if not earlier redeemed or converted, on the fifth anniversary of the Closing Date, all outstanding Preferred Units will be redeemed by the Partnership or converted into Common Units, at the Holder’s election. The Preferred Units are not subject to any sinking fund.
The Preferred Units vote together with the Common Units, as a single class, with each Preferred Unit having such voting rights as such Preferred Unit would have if it were converted into Common Units, at the conversion rate then in effect, except that the Preferred Units shall be entitled to vote as a separate class on any matter on which unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to other classes of Partnership Interests (as defined in the Amended Partnership Agreement) or as required by law. The consent of a majority of the then-outstanding Preferred Units, with one vote per Preferred Unit, shall be required to approve any matter for which the Preferred Unit Holders are entitled to vote as a separate class.
The description of the Partnership Agreement Amendment contained in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein. The information regarding the Preferred Units set forth in Items 3.02 and 3.03 hereof is incorporated by reference into this Item 5.03.

Item 8.01 Other Events
On August 11, 2016, the Partnership issued a press release announcing the consummation of the Acquisition, the closing of the Private Placement and the entry into the Credit Agreement Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(a)    Financial Statements of Businesses Acquired
To the extent required by this Item 9.01, Acquisition financial statements will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.
(b)    Pro Forma Financial Information
To the extent required by this Item 9.01, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.
(d)    Exhibits

Exhibit No.	Description
3.1	First Amendment to First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP, dated as of August 11, 2016.
4.1	Registration Rights Agreement, dated August 11, 2016, by and among Mid-Con Energy Partners, LP and the Purchasers named therein.
10.1
Amendment No. 10 to Credit Agreement, dated as of August 11, 2016, among Mid-Con Energy Properties, LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders party thereto.

99.1	Press release dated August 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
	By:	Mid-Con Energy GP, LLC
its general partner

August 15, 2016	By:	/s/ Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP, dated as of August 11, 2016.
4.1	Registration Rights Agreement, dated August 11, 2016, by and among Mid-Con Energy Partners, LP and the Purchasers named therein.
10.1
Amendment No. 10 to Credit Agreement, dated as of August 11, 2016, among Mid-Con Energy Properties, LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders party thereto.

99.1	Press release dated August 11, 2016.